UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GLOBAL INDEMNITY GROUP, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals - The Board of Directors recommends you vote FOR Proposals 1 and 2. 1. Election of Directors: + For Against Abstain For Against Abstain 2. To ratify the appointment of Global Indemnity Group, LLC’s 01 - Seth J. Gersch independent auditors. B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 1UPX +

qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q GLOBAL INDEMNITY GROUP, LLC 2024 Annual Meeting of Shareholders June 12, 2024, 12:00 PM (Eastern) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen W. Ries, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the Class A and Class B Common Shares of GLOBAL INDEMNITY GROUP, LLC that the shareholder(s) is/are entitled to vote at the 2024 Annual Meeting of shareholder(s) to be held at 12:00 PM (Eastern) on June 12, 2024, virtually via a live webcast, and any adjournment or postponement thereof. The undersigned hereby further authorize(s) such proxy to vote, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in his discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof, including adjournment and postponement of the Annual Meeting and any other matters incident to the conduct of the Annual Meeting. Any prior proxy is hereby revoked by the undersigned. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendation on all matters set forth in the Proxy Statement and in the discretion of the proxies upon such other matters as may properly come before the 2024 Annual Meeting of Shareholders and any adjournment or postponement thereof. Continued on reverse side.